Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 28, 2025 relating to the financial statements of Lucky Strike Entertainment Corporation, appearing in the Annual Report on Form 10-K of Lucky Strike Entertainment Corporation for the year ended June 29, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Richmond, VA

August 28, 2025